UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Credit Agreement Amendment

A description of the Credit Agreement Amendment is included in Item 2.03 below and incorporated herein by reference.

Item 2.02                                           Results of Operations and Financial Condition.

On November 12, 2015, Sanchez Production Partners LP (the “Partnership”) issued a press release announcing its third quarter financial results. A copy of the press release is furnished as a part of this Current Report on Form 8-K as Exhibit 99.2 along with the earnings presentation slides as Exhibit 99.3.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 12, 2015, the Partnership, as borrower, entered into that certain Third Amendment to Third Amended and Restated Credit Agreement with Royal Bank of Canada, as administrative agent and collateral agent and the lenders party thereto (the “Credit Agreement Amendment”), pursuant to which, among other matters, the parties amended (i) the restricted payment covenant to permit the Unit Repurchase Plan described in Item 8.01 below so long as the Partnership would have unused borrowing capacity in an amount not less than 15% of the borrowing base and (ii) the use of loan proceeds to redeem units pursuant to the Unit Repurchase Plan so long as the unused borrowing capacity, after giving effect to any redemption, is not less than 10% of the reserved-based component of the borrowing base.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01                                           Regulation FD.

On November 13, 2015, the Partnership posted an updated investor presentation on its website. A copy of this presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 8.01                                           Other Events.

On November 10, 2015, the board of directors of the Partnership’s general partner approved a $10 million common unit repurchase plan (the “Unit Repurchase Plan”).  Under the new Unit Repurchase Plan, the Partnership may repurchase up to $10 million of its common units.  The Partnership may repurchase its common units from time to time, in amounts and at prices the Partnership deems appropriate, subject to market conditions and other considerations.  The Partnership’s repurchase may be executed using open market purchases, privately negotiated agreements or other transactions.  The repurchases will be funded from cash on hand or available borrowings.  The Unit Repurchase Plan may be suspended or discontinued at any time without prior notice.

On November 10, 2015, the board of directors of the Partnership’s general partner declared a third quarter 2015 cash distribution on its common units of $0.40 per unit ($1.60 per unit annualized) payable on November 30, 2015 to holders of record on November 20, 2015.  The Partnership also declared a third quarter 2015 paid-in-kind distribution of 2.5% on its Class A preferred units payable on November 30, 2015 to holders of record on November 20, 2015.  A copy of the press release announcing the distributions is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1

Third Amendment to Third Amended and Restated Credit Agreement, dated as of November 12, 2015, among Sanchez Production Partners LP, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release, dated November 10, 2015

99.2	Press Release, dated November 12, 2015

99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

By: Sanchez Production Partners GP LLC,
its general partner

Date: November 13, 2015	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1

Third Amendment to Third Amended and Restated Credit Agreement, dated as of November 12, 2015, among Sanchez Production Partners LP, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release, dated November 10, 2015

99.2	Press Release, dated November 12, 2015

99.3	Investor Presentation